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                                             As filed pursuant to Rule 424(b)(3)
                                                under the Securities Act of 1933
                                                      Registration No. 333-96559


                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                            VARIABLE SEPARATE ACCOUNT
              (PORTION RELATING TO THE POLARIS II VARIABLE ANNUITY)
        SUPPLEMENT TO THE POLARIS II PROSPECTUS DATED SEPTEMBER 30, 2002

                          VARIABLE ANNUITY ACCOUNT FIVE
       SUPPLEMENT TO THE SEASONS SELECT II PROSPECTUS DATED JULY 29, 2002

                         VARIABLE ANNUITY ACCOUNT SEVEN
          (PORTION RELATING TO THE POLARIS II A-CLASS VARIABLE ANNUITY)
      SUPPLEMENT TO THE POLARIS A-CLASS PROSPECTUS DATED SEPTEMBER 30, 2002


THE FOLLOWING SUPPLEMENTS ANY DISCUSSION PERTAINING TO THE 1-YEAR FIXED ACCOUNT OPTION IN THE PROSPECTUS:

         If you purchase your contract on or after December 2, 2002, you may not allocate any Purchase Payments to or transfer into the one-year fixed account option. This restriction may not apply in certain states. In Minnesota and Texas, you may transfer into the 1-year fixed account but cannot allocate a Purchase Payment to the 1-year fixed account. Please check with your financial representative for availability.

THE FOLLOWING IS ADDED TO THE SECOND TO LAST PARAGRAPH UNDER DOLLAR COST
AVERAGING:

         If you purchase your contract on or after December 2, 2002 and you terminate your DCA program with money remaining in the DCA fixed accounts, we will transfer the remaining funds to the same target account(s) as previously designated by you, unless we receive different instructions from you.

Date: December 2, 2002


                Please keep this Supplement with your Prospectus.

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